UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 20, 2025, Organovo Holdings, Inc. (the “Company”) filed a Certificate of Third Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 1-for-12 reverse stock split (the “Reverse Split”) of the shares of Company’s common stock, par value $0.001 per share (“Common Stock”).

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 22, 2024, at the Company’s Annual Meeting of Stockholders held on November 20, 2024, the stockholders of the Company approved the Certificate of Amendment to effect, in the sole discretion of the Board of Directors of the Company (the “Board”) at any time on or before November 20, 2025, the Reverse Stock Split at a ratio to be determined by the Board within a range of 1-for-5 to 1-for-20 (or any number in between). The Board set the Reverse Stock Split ratio at 1-for-12 and approved and authorized the filing of the Certificate of Amendment on March 6, 2025.

As a result of the Reverse Stock Split, every twelve (12) shares of pre-Reverse Stock Split Common Stock will be combined into one (1) share of the Company’s post-Reverse Stock Split Common Stock, without any change in par value per share. Proportionate voting rights and other rights of holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below).

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on March 19, 2025, which is the trading day immediately preceding the effective date of the Reverse Stock Split.

The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of Common Stock for continued listing on the Nasdaq Capital Market. The Reverse Stock Split was effective at 5:00 p.m., Eastern Time, on March 20, 2025, and the Common Stock is expected to begin trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market at the opening of the market on March 21, 2025. The trading symbol for the Common Stock will remain “ONVO,” and the new CUSIP number of the Common Stock following the Reverse Stock Split is 68620A302.

The Reverse Stock Split affected all record holders of the Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable.

In addition, the number of shares of Common Stock available for issuance under the Company’s equity incentive plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Third Amendment to the Certificate of Incorporation of Organovo Holdings, Inc., filed with the Secretary of State of the State of Delaware on March 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date:	March 21, 2025	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman